UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 19, 2025
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NOBLE CORPORATION plc
(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2101 City West Boulevard,	Suite 600,	Houston,	Texas	77042
(Address of principal executive offices)				(Zip code)
Registrant’s telephone number, including area code: (281) 276-6100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange
Tranche 1 Warrants of Noble Corporation plc	NE WS	New York Stock Exchange
Tranche 2 Warrants of Noble Corporation plc	NE WSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 19, 2025, Jennifer Yeung notified Noble Corporation (the “Company”) of her resignation as Chief Accounting Officer of the Company and principal accounting officer of the Company, to be effective September 19, 2025. Ms. Yeung’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
Effective immediately following Ms. Yeung’s departure, and until such time as a replacement is named, Richard Barker, the Company’s Chief Financial Officer, is expected to assume the additional responsibilities of principal accounting officer of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date:	8/21/2025	By:	/s/ Jennie Howard
Jennie Howard
Senior Vice President, General Counsel and Corporate Secretary